Exhibit 4.2

IPTRONICS, INC.

2013 RESTRICTED STOCK UNIT PLAN

1.                                      Purposes of the Plan.    The purposes of this 2013 Restricted Stock Unit Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Consultants of the Company and its Affiliates and to promote the success of the Company’s business. To accomplish the foregoing, the Plan provides that the Company may grant Restricted Stock Units (as defined below).

2.                                      Definitions.    As used herein, the following definitions shall apply:

“Administrator” means the Board or any of its Committees, as applicable, responsible for administering the Plan and appointed pursuant to Section 4 of the Plan.

“Affiliate” means any Parent or Subsidiary of the Company.

“Applicable Laws” means any legal requirements of all state, federal and foreign laws, including without limitation securities laws and the Code, in any event, relating to the administration of stock incentive plans such as the Plan.

“Award” means an award of Restricted Stock Units.

“Award Agreement” shall have the meaning set forth in Section 16 of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee appointed by the Board in accordance with Section 4(a) of the Plan.

“Company” means IPtronics, Inc., a Delaware corporation, and its successors and assigns.

“Consultant” means any person, but not including a Non-Employee Director, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be deemed interrupted in the event of the following: (i) sick leave; (ii) military leave; (iii) any other approved leave of absence, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless otherwise provided pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, Parent and Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.  If an entity ceases to be a Subsidiary of the Company, an interruption of Continuous Status as an Employee or Consultant shall be deemed to have occurred with respect to each Employee or Consultant in respect of such Subsidiary who does not continue as an Employee or Consultant in respect of the Company, Parent or another Subsidiary of the Company that continues as such after giving effect to the transaction or other event giving rise to the change in status.  The Administrator shall be the sole judge of whether a Participant continues to render services for purposes of the Plan.

“Director” means a member of the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. The payment of compensation by the Company for service as a Director does not, alone, constitute “employment” of the Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the fair market value of a Share determined as follows:

(i)                                     If the Shares are listed on any established stock exchange or a national market system including without limitation the Nasdaq Global Market and Nasdaq Global Select Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or such system on the date of determination (if for a given day no sales were reported, the closing sales price for a Share on the last preceding date for which such sales of Shares were reported), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in compliance with any applicable legal, tax (including, without limitation, Section 409A of the Code) and accounting requirements; provided, however, that as to Awards subject to laws other than the laws of the United States, the Administrator may adopt a different methodology for determining Fair Market Value with respect to one or more such Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s).

“Non-Employee Director” means a Director who is not an Employee.

“Officer” means an officer of the Company or any Affiliate of the Company.

“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

“Participant” means an Employee or Consultant who receives an Award under the Plan.

“Plan” means this 2013 Restricted Stock Unit Plan, as amended from time to time.

“Reporting Person” means an Officer, Director, or greater than ten percent stockholder of the Company (within the meaning of Rule 16a-2 under the Exchange Act) who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Stock Unit” means the right to receive in Shares or cash the Fair Market Value of a Share granted pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as may be amended from time to time, or any successor provision.

“Share” means a share of the Company’s Common Stock, as adjusted in accordance with Section 10 of the Plan.

“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Shares are quoted at any given time.

“Subsidiary” means a “subsidiary corporation” of the Company (“Subsidiaries” meaning  more than one “subsidiary corporation”) whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

3.                                      Stock Subject to the Plan.

(a)                                 Share Limits; Shares Available.  The Shares may be authorized, but unissued, or reacquired Shares. The maximum aggregate number of Shares that may be issued under the Plan is 3,000,000 Shares.  The foregoing numerical limit is subject to adjustment as contemplated by Section 3(b) and Section 10.

(b)                                 Awards Settled in Cash; Reissue of Awards and Shares.  To the extent that an Award is settled in cash or a form other than Shares, the Shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Shares available for issuance under the Plan.  Shares that are reacquired or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares reacquired or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan.  Shares that are subject to or underlie Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent Awards under the Plan as if such Awards had never been granted.

4.                                      Administration of the Plan.

(a)                                 The Administrator.    The Plan shall be administered by and all Awards under the Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) (the “Committee”) to administer all or certain aspects of the Plan. Any such Committee shall be comprised solely of one or more Directors or such number of Directors as may be required under any Applicable Law. A Committee may delegate some or all of its authority to another committee so constituted. The Board or a Committee comprised solely of Directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other Applicable Law, to one or more Officers of the Company or Parent, its powers under the Plan (a) to designate the Employees other than an Officer who is a Reporting Person who will receive grants of Awards under the Plan, and (b) to determine the number of Shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different Committees with administrative and grant authority under the Plan. Except as otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” (within the meaning of Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any other Committee otherwise duly authorized and acting in the matter. Grants of and transactions in or involving Awards that are intended to be exempt under Rule 16b-3 must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors (within the meaning of Rule 16b-3). To the extent required by any applicable Stock Exchange, the Plan shall be administered by a Committee composed entirely of “independent” directors (within the meaning of the applicable Stock Exchange rules).

(b)                                 Powers of the Administrator.    Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)                                     to determine the Fair Market Value of the Shares, in accordance with the definition of such term set forth above;

(ii)                                  to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(iii)                               to determine whether and to what extent Awards are granted hereunder;

(iv)                              to determine the number of Shares, if any, to be covered by each Award granted hereunder;

(v)                                 to approve forms of agreements, not inconsistent with the terms of the Plan, for use under the Plan;

(vi)                              to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the Share price and any restrictions or limitations, the vesting of any Award or the acceleration of vesting or waiver of forfeiture restrictions, and to determine the effect (which may include the suspension, delay, or extension of vesting dates) of a leave of absence, based in each case on such factors as the Administrator shall determine, in its sole discretion;

(vii)                           to determine whether and under what circumstances an Award may be settled in cash or other consideration (other than Shares);

(viii)                        to adjust the number of Shares subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions with respect to any Award, in each case, in such circumstances as the Administrator may deem appropriate and subject to Sections 3 and 13 hereof;

(ix)                              to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(x)                                 in order to fulfill the purposes of the Plan and without amending the Plan, to modify Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in applicable local law, tax policies or customs.

(c)                                  Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

5.                                      Eligibility.

(a)                                 Recipients of Grants.    Awards may be granted to eligible Employees and Consultants.  An Employee or Consultant who has been granted an Award under the Plan may, if he or she is otherwise eligible, be granted additional Awards.

(b)                                 No Employment Rights.    The Plan shall not confer upon any Participant any right with respect to the continuation of such Participant’s employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.                                      Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect until the tenth anniversary of the date approved by stockholders, unless sooner terminated pursuant to Section 13 of the Plan.

7.                                      Term of Awards.    The term of each Award shall be stated in the written agreement between the Company and Participant evidencing such Award.

8.                                      Restricted Stock Units.

(a)                                 General.    Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer (which may include restrictions based on performance criteria, passage of time or other factors or a combination thereof), and the number of Restricted Stock Units that such person shall be entitled to receive. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b)                                 Rights as a Stockholder.    A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the recipient pursuant to the terms of the Restricted Stock Unit.

(c)                                  Termination of Employment.  Except as otherwise expressly provided in the Award Agreement, in the event of the termination of the Participant’s employment or service with the Company, Parent or any Subsidiary for any reason prior to the lapsing of the restrictions with respect to any Restricted Stock Units, such Restricted Stock Units held by the Participant shall be automatically forfeited by the Participant as of the date of termination.  Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

(d)                                 Other Provisions.    The Award Agreement shall contain such other terms, provisions and conditions as the Administrator may determine in its sole discretion, consistent with the Plan. In addition, the provisions of the Restricted Stock Units Award Agreements need not be the same with respect to each Participant who is awarded Restricted Stock Units.

9.                                      Tax Withholding.    Upon any vesting or payment of an Award or upon any other tax withholding event or right in connection with the Award, the Company, Parent or Subsidiary shall have the right at its option to:

(a)                                 require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the minimum amount of any taxes which the Company, Parent or Subsidiary may be required to withhold with respect to such Award event or payment; or

(b)                                 deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company, Parent or Subsidiary may be required to withhold with respect to such Award event or payment.

In the event that any tax is required to be withheld in connection with the delivery of Shares under the Plan, the Administrator may in its sole discretion (subject to any Applicable Laws) (i) require or grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of Shares to be delivered by (or otherwise reacquire from the Participant) the appropriate number of Shares, valued in a consistent manner at their Fair Market Value or at their sales price in accordance with authorized procedures for cashless exercises, as necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment, or (ii) permit the Participant to surrender to the Company Shares which (A) in the case of Shares initially acquired from the Company, have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (B) have a Fair Market Value equal to the minimum amount required to be withheld, or (iii) have the Company withhold from proceeds of the sale of such Shares (either through a voluntary sale or through a mandatory sale arranged by the Company on the Participant’s behalf) the minimum amount required to be withheld.  For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined pursuant to the Code or other Applicable Law (the “Tax Date”).

Any surrender by a Reporting Person of previously owned Shares in order to satisfy tax withholding obligations incurred in connection with an Award granted under the Plan must comply with the applicable provisions of Rule 16b-3.

All elections by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in a form acceptable to the Administrator and shall be subject to the following restrictions: (i)  the election must be made on or prior to the applicable Tax Date; (ii) once made, the election shall be irrevocable as to the particular Shares for which the election is made; and (iii) all elections shall be subject to the approval or disapproval of the Administrator.

10.                               Adjustments Upon Changes in Capitalization, Corporate Transactions.

(a)                                 Changes in Capitalization.    Subject to any required action by the stockholders of the Company, (i) the number and type of Shares (or other securities) covered by each outstanding Award, (ii) the number and type of Shares (or other securities) that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award or otherwise, (iii) the maximum number of Shares for which Awards may be granted to any Employee under the Plan, (iv) the price per Share covered by each such outstanding Award, and/or (v) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards, shall be equitably and proportionately adjusted for any dividend of stock or other property (other than cash) by the Company, any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment(s) shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares (or other securities) subject to an Award.

It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax and accounting (so as not to trigger any charge to earnings with respect to such adjustment) requirements (including, without limitation, Section 409A of the Code and Section 162(m) of the Code).  Without limiting the generality of Section 4(c) hereof, any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 10(a), and the extent and nature of any such adjustment, shall be final, conclusive and binding on all persons.

(b)                                 Corporate Transactions.    In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. Additionally, the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

11.                               Non -transferability of Awards.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may, in its discretion, grant Awards that are, or provide that one or more outstanding Awards are, transferable to a “family member” (as that term is defined in the United States Securities and Exchange Commission General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended) of the Participant through a gift or domestic relations order.  Any permitted transfer shall be subject to compliance with the Applicable Laws.  Except as otherwise provided by the Administrator, during the lifetime of the Participant, an Award may only be exercised or Shares may only be acquired pursuant to an Award by the Participant or a transferee of an Award as permitted by this Section 11.

12.                               Time of Granting of an Award.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator in compliance with applicable legal, tax and accounting requirements (including, without limitation, Section 409A of the Code).  Notice of the determination shall be given to each Employee or Consultant, as applicable, to whom an Award is so granted within a reasonable time after the date of such grant.

13.                               Amendment and Termination of the Plan.

(a)                                 Amendment and Termination.    Subject to 13(c) below, the Administrator may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any tax, securities or regulatory laws or requirements, any other Applicable Laws, or any applicable Stock Exchange requirements with which the Administrator intends the Plan to comply or (ii) such amendment constitutes a “material amendment.”  For purposes of the Plan, a “material amendment” shall mean an amendment that (a) materially increases the benefits accruing to Participants under the Plan, (b) materially increases the number of securities that may be issued under the Plan, (c) materially modifies the requirements for participation in the Plan, or (d) is otherwise deemed a material amendment by the Administrator pursuant to any Applicable Laws or applicable accounting or Stock Exchange rules.

(b)                                 Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to the express limits of) the Plan, the Administrator may, by agreement, resolution or written policy, waive conditions of or limitations on Awards that the Administrator has previously imposed in its sole discretion without the consent of the Participant, and (subject to the requirements of Section 4(b) and Section 13(c)) may make other changes to the terms and conditions of Awards.

(c)                                  Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to such Participant any rights or benefits of such Participant or obligations of the Company under any Award granted under the Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 10 hereof shall not be deemed to constitute changes or amendments for purposes of this Section 13(c).

14.                               Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan, the offer, issuance and delivery of shares of Shares, and/or the payment of money under the Plan or under Awards are subject to compliance with all applicable federal, state and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  The person acquiring any securities under the Plan will, if requested by the Company, Parent or a Subsidiary, provide such assurances and representations to the Company, Parent or Subsidiary as the Administrator may deem necessary or desirable to assure compliance with all Applicable Law and accounting rules or requirements.

15.                               Reservation of Shares.    During the term of this Plan (as set forth in Section 6 hereof), the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

16.                               Award Agreements.    Each Award granted under the Plan shall be evidenced by either (i) a written Award agreement in a form approved and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of Award grant in a form approved and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under the Plan generally (in each case, an “Award Agreement”), as the Company may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the Participant in such form and manner as the Administrator may require.  The Administrator may authorize any Officer of the Company (other than the particular Participant) to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of the Plan.

17.                               Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date of the Board’s adoption of the Plan. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal, foreign and state law and the rules of any Stock Exchange upon which the Shares are listed.

18.                               Unfunded Status of Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

19.                               Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of Delaware, without giving effect to the conflict of laws principles thereof.